Texas Rare Earth Resources

Reoptimization Focus on Shareholder Value

October 3, 2012

Throughout this presentation management has made its own estimates concerning certain economic variables, including prices, volumes and cap ex levels and an "Enhanced Vat Leach" alternative scenario. These have not been reviewed by outside experts nor are they NI 43-101 compliant or SEC Guide 7 compliant.

Legal Disclaimers

- **Cautionary Note to Investors**

The United States Securities and Exchange Commission ("SEC") limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This presentation uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") - *CIM Definition Standards on Mineral Resources and Mineral Reserves*, adopted by the CIM Council, as amended (the "CIM Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. This presentation uses the terms "resource," "measured and indicated mineral resource," and "inferred mineral resource." We advise U.S. investors that while these terms are defined in accordance with NI 43-101 such terms are not recognized under the SEC's Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. "Inferred resources" have a great amount of uncertainty as to their existence and, under Canadian regulations, cannot form the basis of a pre-feasibility or feasibility study, except in limited circumstance. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Our Round Top project currently does not contain any known proven or probable ore reserves under SEC Guide 7 reporting standards. The results of the PEA disclosed in this presentation are preliminary in nature and include inferred mineral resources that are considered speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the results of the PEA will be realized. Estimates of Uranium occurring in this presentation are based on an analysis of limited, historical drill holes at the Round Top project and may not be indicative of mineralization throughout the project area. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. **U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Guide 7 compliant reserves.**

This press release contains statements regarding potential resource upgrades and economics of recovery of resources that are based solely on management's assessment of the project resources and economics and have not been reviewed by an independent third-party consultant. Such statements are not compliant with NI 43-101 and do not represent SEC Industry Guide 7 compliant reserve estimates or economic recoveries. The estimates of management as presented in this press release are preliminary in nature and may not occur as anticipated or estimated, if at all. While management believes these statements have a reasonable technical basis, they are based on assumptions of management which may not occur as anticipated, inlcuding assumptions regarding selling prices, ability to produce and sell additional products, ability to produce and sell concentrates, mineral resources assumptions (including the consistency of the grade of minerals throughout the defined resource area), savings resulting from changes in capital spending plans, variation in recovery rates, esimates of magnetic separation and its potential benefits and the potential economics of a smaller vat leach mine operation. Further, management's economics are based on revisions to the economics of the Company's June 12, 2012 preliminary economic assessment and subject to the material assumptions and risks stated therein. Investors should be aware that the SEC considers the economics of a prelimiay economic assessment to be too speculative to include in reports and registration statements filed with the SEC. The SEC usually requires a "bankable" or "final" definitive feasibility study to establish the economic recovery of SEC Industry Guide 7 compliant reserves. Investors are cautioned not to assume that the economics of recovery as detailed in this press release will ever be realized as anticpated or sufficiently documented in a definitive feasibility study.

Legal Disclaimers

- **Forward-Looking Statements**

  This presentation contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities laws, including but not limited to, statements regarding the anticipated selling prices, ability to produce and sell additional products, ability to produce and sell concentrates, mineral resource estimates, the effects of changes in capital spending, variation in recovey rates, potential prices per pound for REEs, potential resources to be added by inclusion of additional drill hole data, esitmates of magnetic separation recoveries, generation of revenue streams, reduction in tailing disposal needs, the economics of a smaller vat leach mine operation, anticipated future studies on the Round Top project, future spin-offs and dividends of company mineral properties and value realizations. When used in this press release, the words "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will," "if, "anticipate," and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material and mineral resource estimates, risks relating to completing metallurgical testing at the Round Top project, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on the Company's operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading "Risk Factors" in the Company's quarterly reports on Form 10-Q as filed on April 16, 2012, and July 16, 2012, and the Company's latest annual report on Form 10-K, as filed on November 22, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

TRER Corporate Issues

- No planned stock offering < $2.50; Dilution no solution.
- Re-Texafication, Leverage UTEP, Gen. Land Office and Texas resources
- Live within $6.4 mm cash balances beyond 2013; Cash expenses cut from $1 mm/mo to $0.4 mm/qtr; extreme austerity as Denver office phased out
- Board will consider any reasonable bid for company.
- Prior inquiries specific to Uranium and Beryllium
- TRER policy to safeguard environment, employee safety, equal opportunity and full compliance to all law and regulations.
- Project design to protect environment, minimize footprint, minimize water use and "listen to agencies & public."
- Less cap ex, smaller scale to keep from knocking down selling prices and protecting environment go "hand-in-hand." Less is more.
- Want to avoid being 1 of 10 largest U.S. mining projects in era of cost inflation and some anti-mining sentiment
- To prevent any environmental issue and address all concerns; Will not take "pro-business Texas" for granted; Cannot be forceful.

Round Top Exploration Potential

- Possible our land has substantial mineralization outside the "Round Top" resource containing 1.2 bil lbs mostly heavy REE defined June 15, 2012 (oxides 25% larger)
- 4 Mountains total about 3.7 bil. tonnes rhyolite volcanics
- Aeromagnetic survey suggests interconnected within the sedimentary basement
- Our best target is strongest magnetic signature between Round Top and Little Round Top in sediments, suggesting a subcropping or unexposed "fifth rhyolite" that needs drilling.
- Northwest Fault beneath Round Top higher in Uranium values, and a good target for beryllium and high grade REE
- Feeder Zone faults or vents beneath all four mountains, especially Round Top, exploration targets for higher grades
- Plenty of "arm waving blue sky" for generations

Arguments in Favor of Advancing the Project and Selling Out

- Larger mining company spends $$$ on more exploration to find the best zones
- Larger mining company can finance the cap ex on better terms
- Larger company can afford to wait a couple years if technical, permitting, construction or startup delays

Exceptions where TRER would continue and not Sell Out

- TRER stock price > $15 per share to permit efficient financing
- Initial Cap Ex < $300 million in a phased startup at a smaller scale
- Simple technology flowchart defined such as whole ore acid vat leach and sale of a concentrate
- Smaller 10,000-40,000 mtpd scale with phased startup

“In No Hurry or Race”

- Will behave deliberately and re-evaluate many alternatives and iterations.
- We do not consider ourselves in a “REE race.” ***Most REE companies have a different mix than TRER.***
- We subdivide REE into two separate markets. Ce + La + Nd = 93,000 t and 14 other REE = 27,000 t (US DOE December 2011). Round Top very different than “light REE” properties as we (1) have little Ce, La, Nd, (2) we have much Dy, Y, Yb, Tm, Lu, Ho, Er uniquely, (3) our Uranium potentially about as large as Mongolia and (4) other non-REE present
- Many REE projects may not come to pass, and none are like TRER.
- TRER complementary to MCP or AVL as we have few light REE and they have few heavy REE, no Uranium and may not have the same non-REE or as much of them. ***No other deposit is quite the same as Round Top***.
- Thus, our emphasis is to execute our project to achieve maximum ore definition, high recoveries, frugal or cost-effective design and construction and maximize financial returns. We will not rush.

June 15, 2012 PEA/43-101

- 1,034 mmt* @ 531 g/t REE > press release 5-16-11 estimated grade of 516 g/t
- A billion tonnes* of nonreserve resources within 20 months of 10-6-10 control of our property = 60.8 mm lbs REE per month.
- $15/metric t processing cost to separate REE @ 80,000 mtpd scale
- US $1.248 billion after tax NPV @ 10% discount rate base case
- Dysprosium and Yttrium preponderance of estimated revenues
- No revenues in PEA from Ytterbium, Thulium, Lutetium, Holmium and Erbium estimated at a zero selling price nor Uranium, Tin, Gallium, Tantalum, Niobium or separate Beryllium zone not incorporated into PEA. *While TRER defined a 43-101 compliant resource and PEA faster than some, the June 15, 2012 PEA did not attempt to estimate selling prices of the rarest REE "priced" at zero, did not estimate grade, recovery or processing of valuable non-REE and TRER does not expect to conduct near mine or regional exploration in 2012-15.*
- The 1,034 mmt* "maiden" resource suggests a long-lived project. Exploration can be conducted later for many years after production commences.

* **Combines measured and indicated resources of 359,150,000 tonnes and inferred resources of 674,675,000 tonnes. See Cautionary Note to Investors.**

Criteria in Final Mine Design

- Minimum environmental impact more important that NPV or ROI; small scale is OK; “less is more”
- Many processes may work - - floatation, magnetic separation, vat acid leach or gravity separation; Variations are HCl vs. H2SO4
- Financial analysis of each phase of process. For example, refining may have zero return if a trader pays a full value for concentrates.
- Small or modular scale means less likely share dilution, debt or capital cost overrun risks. No “pork barrel” for contractors etc.
- Small or modular scale means less likely disruption to product prices, larger possible profits
- Larger number of products = more possible profit, less risk = revenue diversification
- June 15, 2012 PEA was robust financially with $1.2 bil NPV, and addition of more products beyond Dy, Y, Nd, Tb and Eu may add to returns. No need to cut corners.

More Diversified Sales Mix

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- Discount Roskill Dy, Y, Eu, Tb, Nd "Critical REE" prices in June 15, 2012 PEA by 25% to reduce NPV by $1,021 mm like 5.86% rise in discount rate.
- Are US DOE "CREOs" liberal propaganda? Conservation, nuclear, clean coal and shale gas compete with wind, sun, electric cars & green energy.
- Non-zero Yb and Er at $25/lb < 1/5th and Tm, Lu and Ho at $10 per lb < 1/10th of market prices raises NPV by $475 mm. Almost ¼ of our REE.
- $60 long-term Uranium, 44.6 ppm, 60% recovery raises NPV by $319 mm.
- Estimate 100+ mmt or 10+% increase to 1,034 mmt June 15 resources due to 30 more drill holes and more accurate ore model adds $57 mm to NPV.
- Estimate 95% not 75% of 1,034 mmt June 15 resources mineable since 6% strip ratio of laccolith outcrop; mill 982 not 778 mmt adds $101 mm NPV.
- Adds 10.5 years to prior 26 year mine life
- To incorporate other Non-REE revenues if recoveries documented.
- **Bottom Line**: Lower risk, diversified, robust, conservative revenues net $69 mm decrease to mm of original $1,248 mm after tax NPV 10%.

Cut Cap Ex in 80,000 mtpd case

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- Cut feasibility study costs 1/3 or $31 mm or $25 mm NPV as $0.86 mm/mo saved shutting Denver HQ x 6 yrs to production or $60 mm.
- Save $203.5 mm or $112 mm NPV as "contingency" to 12.5% from 25% as climate, existing road, existing rail and labor supply good in West Texas
- Prior 25% contingency invited and justified cost overruns
- Cut $172.6 mm refinery x 152% indirect markups adds $132 mm NPV. Cut revenues by 5% for sale of a concentrate and bypass large $3.50/t hydromet costs, netting to a $137 mm added NPV.
- Substitute trailer for office building saving $5.5 mm x 152% or $4 mm NPV.
- Start NPV at 2013 not 2012 as time passes; adds $164 mm NPV
- Will not apply 22% indirect markups of construction, project management, and design engineering to $65 mm of purchased trucks & shovels and up to $842 mm of other plant and machinery to save a minimum of $14.3 mm or $9 mm NPV and up to $180.7 mm of other indirect cap ex. ***Why should an engineering general contractor "markup" a CAT truck ???***
- More cap ex reductions to follow more detailed engineering design studies and analysis.
- **Summary: After tax NPV 10% discount rate up to $1,766 mm from $1,248 mm, total cap ex falls to $1,627 mm from $2,129 mm, after tax IRR rises 4% to 23% from 19%, ratio of NPV-to-cap ex almost doubles to 109% from 59% and lower 25% Dy, Y, Tb, Eu and Nd price assumptions equivalent to 5.86% higher discount rate or $1,021 mm lower NPV.**
- Sensitivity +/- $0.5 billion for +/- 7.5% recoveries, as lower Cap Ex and REE prices cut new range $1.3-$2.3 billion. Tighter, less volatile, lower priced than prior $(0.3)-$5 billion NPV range.

No Scientific Changes Yet

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- $1.94/tonne open pit mining cost to be re-engineered for conveyors in place of trucks. Vale "truckless" Carajas S11d saves 77% on fuel and 20 MW byproduct power of downhill conveyors. Round Top > 10x higher. <u>Go gravity</u>!
- Insertion of magnetic separation after grinding and before floatation could recover magnetite and columbite = 4% tonnage @ $100/t = $4 bil. = $4/t iron value, 0.82 lb/t or $10 Nb, 0.14/lb or $1/t Ta and cut tailings 4%.
- Magnetic separation could offset $15/t operating costs estimated in PEA, <u>potentially doubling NPV</u>. Applicable to vat acid leach scenario too.
- Dozens of engineering and technical reviews pending.

Vat Leach Enhanced Alternative

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- Begin with magnetic separation to recover 4% Fe, Nb and Ta from Magnetite and Columbite
- Follow with gravity separation to obtain more REE, U and Cassiterite containing Sn and Ga
- A 10,000 to 40,000 mtpd vat acid leach
- Lab trials obtain encouraging REE and Uranium recoveries from acid, prior to including upgrades of magnetics and gravity

Vat Leach Enhanced Alternative

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- May bypass High Pressure Grinding, Froth Floatation and Hydromet to cut Cap Ex
- Target recovery > 90% U to leave 0.01% uranium tail within 5% Texas REE maximum for REE mining
- Recover > 4% or >40 mmt magnetite iron worth $4 billion future sales while cutting waste tons and "footprint"
- Highest revenue/t with Fe, Nb, Sn, Ga, Ta, higher U recovery and encouraging REE recovery
- More products, higher IRR, lower Cap Ex, higher NPV
- Smaller scale has less finance, end market or permit risk
- Broad, diverse product range reduces risk

Gravity Separates Unequal Densities

- Differentials of 2x to 3x density Round Top rhyolite Ores of 2.53 g/cm3 specific gravity
- May recover Nb, Ta, Sn, Ga, Fe, Zr, Hf
- Will increase REE and U recoveries
- Source: Price, 1990

Round Top Rhyolite		2.53
Uranophane	U	3.90
Zircon	Zr, Hf	4.65
Xenotime	Y, HREE	4.75
Coffinite	U	5.10
Thorite	Th	5.35
Magnetite	Fe	6.00
Kasolite	U, Pb	6.23
Changbaiite	Nb, Pb	6.48
Cassiterite	Sn, Ga	6.90
Columbite	Nb,Ta,Fe	7.00
Uraninite	U	7.00

Gravity Separates Unequal Densities

Rare Earths	g/t	Spec Gravity	Elements	g/t	Spec Gravity
Neodymium	28.8	6.900	Zirconium	1047.4	6.506
Samarium	10.5	7.536	Hafnium	85.5	13.310
Gadolinium	10.6	7.898	Niobium	372.3	8.570
Terbium	3.6	8.234	Tantalum	64.5	16.654
Dysprosium	31.6	8.540	Gallium	73.3	5.904
Holmium	8.0	8.781	Tin	131.1	5.750
Erbium	32.8	9.045	Uranium	44.6	19.050
Thulium	7.1	9.314			
Ytterbium	56.5	6.972	**(not within Round Top)**		
Lutetium	8.9	9.835	Gold	0	19.300
Yttrium	220.6	4.457	Lead	0	11.340

Enhanced Vat Leach Issues

These are Management Estimates not yet vetted by outside experts and not compliant with Canadian NI 43-101 or SEC Industry Guide 7. These estimates are preliminary in nature and based upon certain management assumptions. See Cautionary Note to Investors.

- Requires much more development of “conceptual ideas”
- To identify degree of concentration in acid leach, gravity and magnetic separation
- Sulphuric versus Hydrochloric Acid
- Acid Concentrations, where strong dissolves more value in more gangue; do not want 80% of $$$ in 20% of rock
- Acid Temperatures
- Fineness of Grinding
- Develop Final Flow Chart
- Estimate More Exact Recoveries
- Detailed Cap Budget with some design
- Detailed Op Ex Cost Analysis
- Detailed Economic Models

Texas Gold and Silver

- Each TRER share will receive 0.1 share of Texas Gold and Silver
- To specialize in 100 metric tonne per day underground, narrow vein, high grade gold and silver mine Low Cap Ex projects.
- Projects too small for Barrick, Newmont or the engineers that designed TRER June 15, 2012 PEA for 80,000 mtpd @ $2.13 billion
- Operating projects like this size rare in Canada or US owing to difficulty establishing resources compliant with NI 43-101 standards or SEC Industry Guide 7 and few personnel experienced with small mines. In Mexico, on the other hand, these small operations are common and profitable. Attractive royalty financing or refinancing minimizes share dilution
- Simpler environmental permits; 100 tons/ day within exploration permits
- Target 0.5 oz per ton gold-eq., or $850 per ton ores mineable near $100/ton for $18.75 mm gross profit annually per project based on 250 work day year
- **Downside Case** of 0.2 oz per ton gold-eq., or $340 per ton ores if worst case $250 per ton costs, to yield $90 per ton gross margin or $2.25 mm gross profit annually

Macho Silver in New Mexico

- Our primary asset prior to Round Top when our company previously was named "Standard Silver"
- Historic producer over 75 years ago; "Galena" lead-zinc-silver ores; site of legendary "Bridal Chamber" so gleaming in metal that couples took wedding photos underground
- Shafts to 100, 300 and 525 feet "filled;" must develop a ramp from beneath to empty them out from the bottom
- Over 1 km target strike length
- 40 miles north of Deming, NM jct. Interstate 10
- Target >10% lead and > 10 oz/ton silver or "Bridal Chamber" where lead values could be > operating costs
- Criteria: Minimum 5% lead-zinc and 5 oz/ton silver and maximum $25 mm cap ex and $250/ton operating costs to be viable today.
- High potential replacement targets analogous to those at nearby Lake Valley, N.M. present below existing veins.

More Gold and Silver Veins

- Negotiating other property acquisitions in Western U. S.

Beryllium-Uranium Zone

- Large decline under the Round Top rhyolite built by Cyprus Minerals into the "West Side Ore Zone" to take a bulk metallurgical sample for 1988 feasibility study
- Suitable for 100 metric tonne per day underground small volume mine
- Located squarely in a northwest trending structure where volcanic rhyolites contact sediments. Highly enriched in beryllium and uranium.
- TRER will sell the Beryllium/Uranium Adit to utilize existing tax losses, and then include those proceeds in Newco as "seed capital." Get "all the squeal out of the pig." Texas Gold and Silver spinoff after the asset sale to finance new gold and silver mines.
- Offer beryllium buyer rights of first refusal in other beryllium deposits identified near or beneath Round Top or other Mountains.

Chairman to Exercise Warrants

- Early exercise of TRER warrants prior to spinoff obtains underlying Texas Gold and Silver shares.
- Early exercise of TRER warrants desirable to establish long-term capital gain ownership date for income tax basis in the event Round Top/TRER parent sold
- Chairman to exercise at least 1 mm shares of TRER warrants before Texas Gold and Silver spinoff
- TRER had $6.4 mm in cash at August 31st; consider $3 mm "excess cash" as safety cushion, seed capital for Texas Gold & Silver, share buybacks or final dividend after sale of Round Top.
- On October 5th a "trading blackout" implemented pursuant to company's internal policies will be lifted; directors may buy in open market, subject to applicable legal limitations.

Texas Gold & Silver Management

- John Tumazos Chairman and "Interim" CEO
- Wm. "Mike" McDonald CFO, Treasurer and Corporate Secretary; our largest shareholder "watches the money" at no salary
- Dan Gorski to remain President and CEO of TRER, and join Texas Gold & Silver after ultimate disposal of the Round Top deposit.
- Likely to hire graduated UTEP students recommended by UTEP faculty on our Board of Directors
- An underground vein geologist
- Narrow vein miners and mine managers. Preferably Mexicans with working visas.
- Absolutely no hires from large mining firms; we will teach kids. "Hire the personality, teach the skill"
- Candidate bi-lingual in Spanish volunteered to be Compliance Officer responsible for environment, safety, health, immigration law and employee matters

God Bless Texas

- Possibly the best place on earth to do business
- 6.25% revenue royalty to support school system and 8% specific to uranium
- Univ. of Texas at El Paso, the state school of mining, strategic to our company
- Dr. Nick Pingitore runs a state-of-the-art laboratory, and the geology students logged the drill results
- Dr. Phil Goodell and Dr. Price's articles kept Round Top exploration concept alive after 1990
- TRER is the "home team" in West Texas
- People can see Round Top or Sierra Blanca from as far as 50 miles on a clear day
- God bless Texas